Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the BFC Financial Corporation 2005 Stock Incentive Plan of our report dated March 15, 2005, with respect to the consolidated financial statements of Bluegreen Corporation, included in the BFC Financial Corporation Annual Report, Amendment No. 1, (Form 10-K/A) for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Certified Public Accountants

Miami, Florida
August 1, 2005